THIS SEPARATION AND CONSULTING AGREEMENT (this “Agreement”) is entered into on June 24, 2015 by and between the Parties.
R E C I T A L S
WHEREAS, the Parties desire to provide for the termination of Kivinski’s employment with the Company on the terms and subject to the conditions set forth herein; and
WHEREAS, in connection with such termination, the Parties desire that Kivinski be retained to provide consulting services to the Company as provided herein; and
WHEREAS, the Parties desire to fully and finally resolve, without litigation, any and all claims and disputes between them concerning Kivinski’s employment by the Company, the termination of her employment and all related matters on the terms set forth herein;
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, the Parties agree as follows:
1.Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings indicated in paragraph 7.
2.    Termination of Employment; Resignation.
(a)    Kivinski’s employment with the Company terminated on the Separation Date, and the Employment Agreement, together with any of Kivinski’s previous employment arrangements with the Company, is terminated as of the Separation Date, except that the terms of the Employment Agreement that continue beyond the termination of such employment, including, but not limited to Exhibit 1 thereof (i.e., Employee Confidentiality, Non-Competition, and Proprietary Information Agreement) shall not be affected by this Agreement (provided, however, that the governing law and arbitration provisions of the Employment Agreement, paragraph 12 thereof, are superseded by this Agreement and have no force or effect after the Separation Date).
(b)    Kivinski hereby resigns as of the Separation Date from all offices and positions at the Company and any of its subsidiaries or affiliates.
3.    Separation Arrangements.
(a)    To the extent it shall not have done so previously, upon the execution and delivery of this Agreement, the Company shall pay Kivinski any accrued and unpaid base salary, any and all accrued and unpaid vacation pay, any other paid time off as of the Separation Date.

(b)    To the extent it shall not have done so previously, upon presentation by Kivinski on or after the Separation Date, the Company shall reimburse Kivinski for any previously unreimbursed business expenses incurred by her prior to the Separation Date in accordance with the Company’s usual expense reimbursement policies.
(c)    Kivinski acknowledges and agrees that the foregoing compensation is all of the compensation and benefits payable or otherwise to be provided to Kivinski by the Company on and after the Separation Date in connection with or as a result of Kivinski’s employment, or termination of employment, with the Company, and that Kivinski is not entitled to any other compensation, benefits or perquisites from the Company.
(d)    In consideration of this Agreement, including the Release, the Company shall pay Kivinski the following compensation:
(i)    Upon the Effective Date, the Company shall pay Kivinski $100,000, which equals four months of Kivinski’s annual salary under the Employment Agreement.
(ii)    The Company shall pay or reimburse Kivinski for up to $2,000 of reasonable, documented, out-of-pocket expenses incurred by her in relocating her residence from Oregon to her home in California following the Separation Date.
(iii)    Kivinski agrees that all compensation payable under this Subparagraph 3(d) is in addition to any compensation she is otherwise entitled to under her Employment Agreement or otherwise as a result of any obligation arising from her employment with the Company.
(e)    Kivinski agrees that all compensation payable under this Paragraph 3 shall be paid after withholding for taxes that, in the Company’s reasonable good faith judgment, are required to be withheld by the Company.
4.    Company Property. Kivinski hereby acknowledges and agrees that, to the extent she has not previously done so, on the date of this Agreement Kivinski shall return to the Company all Company property, including, but not limited to, all keys, credit cards, documents, equipment (including computer and telephone equipment) files, data, and records of any kind whatsoever that she has, or has had, in her possession or control.
5.    Consulting Agreement.
(a)    The Company hereby agrees that, commencing on the Separation Date, the Company shall engage Kivinski as a consultant, and Kivinski hereby accepts such engagement with the Company, upon the terms hereinafter set forth.

(b)    During the Term, Kivinski shall make herself reasonably available during the Company’s normal business hours to consult with the officers, directors, employees and other agents and representatives of the Company and its affiliates on all legal aspects of the business, operations and activities of the Company and its affiliates. Kivinski shall make herself so available by telephone, via the Internet or other remote access, as the Company deems reasonably necessary in the performance of her consulting services hereunder. During the Term, Kivinski shall devote such of her business time and attention as is reasonably necessary hereunder. Kivinski shall do so to the best of her abilities and in a professional and diligent manner. During the Term and subject to the performance of her duties under this paragraph 5(b), Kivinski may engage on a full-time or part-time basis in any other business activities, provided that nothing in this paragraph shall be construed as permitting Kivinski to engage in any activities expressly prohibited by the other terms and provisions of this Agreement.
(c)    Except as directed and authorized, in advance, in writing by the Chief Executive Officer of the Company, Kivinski shall have no authority, and shall not purport, to execute or agree to any contract, agreement or instrument on behalf of the Company.
(d)    Kivinski shall only provide those services that are requested of her by the Chief Executive Officer of the Company, or his designee.
(e)    As full consideration for all consulting services rendered hereunder by Kivinski, during the Term the Company shall (i) pay to Kivinski a consulting fee of $25,000 per month (prorated for any partial month), payable in accordance with the Company’s usual payroll practices, and (ii) pay or reimburse Kivinski for the premiums for continuation through COBRA or otherwise of Kivinski’s healthcare benefits as in effect prior to the Separation Date for herself and her family under the Company’s employee healthcare plans in effect from time to time; thereafter, Kivinski will be permitted to continue those benefits at her own expense through COBRA coverage, with additional materials on COBRA coverage to be provided to Kivinski by the Company at the appropriate time. Kivinski’s coverage under the Company’s plans shall be subject to the terms of the applicable plan documents and generally applicable Company policies. Nothing in this Agreement shall restrict or otherwise affect the Company’s right to alter, modify, add to or discontinue its employee healthcare benefits at any time as it may determine in its sole judgment.
(f)    Kivinski shall be fully responsible to pay any and all ordinary expenses and disbursements that she incurs in the performance of her consulting services, except to the extent Kivinski is requested to travel or incur extraordinary expense at the request of the Company in performance of her consulting services.
(g)    It is understood and agreed that, because Kivinski will not be an employee of the Company:

(i)    The Company shall not withhold any taxes from amounts paid to Kivinski pursuant to paragraph 5(e);
(ii)    Kivinski shall not be eligible to participate in any benefits or programs sponsored or financed by the Company for its employees; and
(iii)    Kivinski shall be solely liable and responsible for paying any and all taxes relating to all amounts paid to Kivinski under paragraph 5(e) or paragraph 6(c).
(h)    All systems, inventions, discoveries, apparatus, techniques, methods, know-how, formulae or improvements made, developed or conceived by the consultant during consultant’s engagement by the Company whenever or wherever made, developed or conceived, and whether or not during business hours, which constitute an improvement, on those heretofore, now or at any during consultant’s engagement, developed, manufactured or used by the Company in connection with the manufacture, process or marketing of any product heretofore or now or hereafter developed or distributed by the Company, or any services to be performed by the Company or of any product which shall or could reasonably be manufactured or developed or marketed in the reasonable expansion of the Company’s business, shall be and continue to remain the Company’s exclusive property, without any added compensation or any reimbursement for expenses to consultant, and upon the conception of any and every such invention, process, discovery or improvement and without waiting to perfect or complete it, consultant promises and agrees that consultant will immediately disclose it to the Company and to no one else and thenceforth will treat it as the property and secret of the Company. Consultant will also execute any instruments requested from time to time by the Company to vest in it complete title and ownership to such invention, discovery or improvement and will, at the request of the Company, do such acts and execute such instrument as the Company may require, but at the Company’s expense to obtain Letters of Patent, trademarks or copyrights in the United States and foreign countries, for such invention, discovery or improvement and for the purpose of vesting title thereto in the Company, all without any reimbursement for expenses (except as provided above) and without any additional compensation of any kind to consultant.
6.    Termination.
(a)    The Company shall have the right to terminate this Agreement only for Cause upon notice to Kivinski.
(b)    Kivinski shall have the right to terminate this Agreement upon not less than 10 days' notice to the Company at any time.
(c)    Upon termination of this Agreement by the Company or Kivinski, the Company shall pay any accrued and unpaid consulting fees and payments or reimbursements under paragraph 5(e) through the date of termination. The terms of paragraphs 7 and 8(b) and, to the extent necessary to construe or enforce such paragraphs, paragraph 10 hereof shall survive the expiration or termination of the Agreement.
7.    Confidentiality; Non-Disparagement.
(a)    Kivinski agrees that, other than as required by law, she will never disclose any information whatsoever concerning the Company, her employment by the Company (except the fact and nature of her employment), or the business, clinical trials, technologies or other aspect of the Company or its business. Further, Kivinski agrees that, other than as required by law, she will never disclose any information concerning the termination of such employment, this Agreement or any of its terms or provisions, directly or by implication, except to members of her immediate family and to her legal and financial advisors, and then only on condition that they agree never to further disclose any such information to others. Kivinski further agrees that she will never disparage or criticize the Company, its business, management, affiliates or product candidates, products or technology, and that she will not otherwise do or say anything that could disrupt the good morale of Company employees or harm their interests or reputation, in each case, except in connection with any legal proceeding by Kivinski to enforce her rights under this Agreement.
(b)    The Company agrees that, other than as required by law, including, without limitation, the requirement of Form 8‑K under the Securities Exchange Act of 1934, as amended, it will never, and will never permit its officers to, disclose any information concerning Kivinski's employment by the Company, the circumstances surrounding the termination of that employment, this Agreement or any of its terms or provisions, directly or by implication, except to their respective legal and financial advisors, and then only on condition that they agree not to further disclose any such information to others. The Company further agrees that it will never make any disparaging statements concerning Kivinski in authorized corporate communications to third parties, except that the Company may provide to prospective employers of Kivinski upon their request the Company’s standard reference check and except in connection with any legal proceeding by the Company to enforce its rights under this Agreement. In any authorized corporate communications in this regard, the Company will say only that Kivinski was employed as the Company’s Vice President and General Counsel until the termination of her employment as described in the Form 8‑K referred to above.
(c)    The Parties acknowledge and agree that nothing in this Agreement constitutes an acknowledgement of wrongdoing by either of the Parties. The Parties agree not to represent or imply to any third party that the Agreement in any way reflects an admission by any of the other Parties of wrongdoing or illegal conduct.
8.    Release; Further Assurances.
(a)    In further consideration of the Company entering into this Agreement, and its promise to make payments and to provide benefits hereunder to which Kivinski is otherwise not entitled, Kivinski shall, concurrently with her execution and delivery of this Agreement, execute and deliver to the Company the Release.
(b)    The Parties hereby agree to make, execute and deliver such other instruments or documents, and to do or cause to be done such further or additional acts, as may be reasonably necessary to effectuate the purposes or to implement the terms of this Agreement.
9.    Definitions.
(a)    As used in this Agreement, the following capitalized terms shall have the meanings indicated:
(i)    “Agreement” means, collectively, this Separation and Consulting Agreement, as it may be amended as provided herein, and the Release.
(ii)    “Cause” means the consultant’s conviction of, or plea of guilty or nolo contendere to, any felony or other crime of moral turpitude, or the consultant’s act of fraud or material dishonesty injurious to the Company or its reputation.
(iii)    The “Company” means Galena Biopharma, Inc., a Delaware corporation.
(iv)    “Effective Date” has the meaning set forth in the Release.
(v)    “Employment Agreement” means the employment agreement between the Company and Kivinski entered into on or about July 28, 2014.
(vi)    “Kivinski” means Margaret Kivinski.
(vii)    “Parties” means Kivinski and the Company, collectively.
(viii)    “Release” means the General Release in the form attached hereto as Exhibit 1.
(ix)    “Separation Date” means June 18, 2015.
(x)    “Term” means the period commencing on the Separation Date and ending on the six-month anniversary of the Separation Date.
10.    Miscellaneous.
(a)    This Agreement may be amended only by a subsequent writing executed by the Parties.

(b)    This Agreement and the other agreements referred to in this Agreement set forth the entire understanding of the Parties regarding this subject matter and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the Parties regarding this subject matter.
(c)    Each section and subsection of this Agreement constitutes a separate and distinct provision of this Agreement. It is the intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applicable in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement is adjudicated to be invalid, ineffective or unenforceable, the remaining provisions will not be affected by such adjudication. The invalid, ineffective or unenforceable provision will, without further action by the Parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective or unenforceable provision; provided, however, that such amendment will apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.
(d)    None of the terms of this Agreement will be deemed to be waived or amended by either Party unless such a waiver or amendment specifically references this Agreement and is in writing signed by an authorized representative of the Party to be bound. Any such signed waiver will be effective only in the specific instance and for the specific purpose for which it was made or given.
(e)    The headings in this Agreement are solely for convenience of reference and are not to be given any effect in the construction or interpretation of this Agreement.
(f)    This Agreement may be executed in counterparts, including counterparts transmitted by electronic mail or facsimile transmission, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.
(g)    Kivinski acknowledges that her failure to comply with any of the provisions of paragraph 7 of this Agreement will irreparably harm the business and that the Company will not have an adequate remedy at law in the event of such non-compliance. Therefore, Kivinski acknowledges that the Company will be entitled to injunctive relief and specific performance without the posting of bond or other security, in addition to whatever other remedies it may have, at law or in equity, in any court of competent jurisdiction against any acts of non-compliance by Kivinski under this Agreement.
(h)    The prevailing Party in any litigation relating to an alleged breach of this Agreement shall be entitled to an award of its reasonable attorneys’ fees and costs to the extent permitted by law.

(i)    This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Oregon without regard to any conflict or choice of law rules that would result in the application of any other state’s law.
(j)    The Parties to this Agreement acknowledge that they have entered into this Agreement voluntarily, without coercion and based upon their judgment and not in reliance upon any representation or promises made by the other Party other than those contained or referred to herein.
(k)    This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Separation and Consulting Agreement to be executed as of the date first set forth above.

/s/ Margaret Kivinski
MARGARET KIVINSKI

GALENA BIOPHARMA, INC.

By: /s/ Mark W. Schwartz
Mark W. Schwartz, Ph.D.
President and Chief Executive Officer

[Signature Page of Separation and Consulting Agreement]

EXHIBIT 1

GENERAL RELEASE

1.    For and in consideration of the payments and other benefits provided in the Separation and Consulting Agreement, dated June 24, 2015 (the “Separation Agreement”), by and between Galena Biopharma, Inc. (the “Company”) and myself, and other good and valuable consideration, I, for and on behalf of myself and my heirs, administrators, executors, and assigns, effective the date hereof, do hereby fully and forever Release, remise and discharge the Company, its successors and assigns, and the direct and indirect parents, subsidiaries and affiliates of the Company, together with their respective officers, directors, partners, shareholders, members, managers, employees and agents (collectively, the “Group”), from any and all Claims (as defined below) which I had, may have had, or now have against the Company or any other member of the Group, for or by reason of any matter, cause or thing whatsoever, including any claim arising out of or attributable to my employment or the termination of my employment with the Company, including but not limited to Claims of retaliation, specifically including, but not limited to Claims arising from any complaints or disagreements with Company management, breach of contract, breach of the Employment Agreement, wrongful termination, unjust dismissal, defamation, libel or slander, or under any federal, state or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability or sexual preference. This Release includes, but is not limited to, all Claims arising under Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family Medical Leave Act, the Equal Pay Act, the ERISA, the Family and Medical Leave Act of 1993, the ADA, the Fair Labor Standards Act, and all other federal and Oregon and California state and local labor and anti-discrimination laws, the common law and any other purported restriction on an employer’s right to terminate the employment of employees. As used in this Release, the term “Claims” shall include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, attorneys’ fees, accounts, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise.
2.    I specifically release all Claims under the Age Discrimination in Employment Act (the “ADEA”) and Older Worker Benefit Protection Act relating to my employment and its termination.
3.    I understand and agree that this Release fully and finally releases and forever resolves the matters released and discharged in paragraph 1 and 2, including those which may be unknown, unanticipated and/or unsuspected, and hereby expressly waive all benefits under California Civil Code Section 1542, as well as under any other applicable state statutes or common law principles of similar effect, for the purpose of implementing a full and complete release. I expressly acknowledge that this Release is intended to include all Claims, including Claims, if any, which I do not know or suspect to exist in my favor and that this Release extinguishes those Claims to the extent that such benefits may contravene the release set forth in this paragraph 3. I acknowledge that I have read and understand California Civil Code Section 1542, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
4.    This Release does not release any rights which as a matter of law cannot be waived, including but not limited to the rights or claims Kivinski may have arising under any workers’ compensation statute or to vested accrued benefits earned under an employee benefit plan maintained by the Company and governed by the Employee Retirement Income Security Act of 1974. Nor is this Release intended to limit Kivinski from filing a charge with, or participating in an investigation conducted by, the Equal Employment Opportunity Commission (“EEOC”) or similar state or federal agency; provided, however, that Kivinski expressly waives and relinquishes any rights Kivinski might have to recover monetary damages or other relief, whether equitable or legal, in any such proceeding concerning events or actions that arose on or before the date Kivinski signed this Agreement and Release and Kivinski agrees to notify any such agency that this Release constitutes a full and final settlement by Kivinski of all claims released hereunder.
5.    I represent that I have not transferred or assigned, or purported to transfer or assign, any Claims or filed or permitted to be filed against the Group, individually or collectively, any lawsuits, claims, arbitrations, or proceedings and I covenant and agree that I will not do so at any time hereafter with respect to the subject matter of this Release and Claims released pursuant to this Release (including, without limitation, any Claims relating to the termination of my employment), except as may be necessary to enforce this Release, to obtain benefits described in or granted under this Release, or to seek a determination of the validity of the waiver of my rights under the ADEA. Except as otherwise provided in the preceding sentence, I will not voluntarily participate in any judicial or other proceeding of any nature or description against any member of the Group that in any way involves the allegations and facts that I could have raised against any member of the Group as of the date hereof, except as provided by law.
6.    I am specifically agreeing to the terms of this Release because the Company has agreed to pay to me money and other benefits to which I am not otherwise entitled and has provided such other good and valuable consideration as specified in the Separation Agreement. The Company has agreed to provide this money and other benefits because of my agreement to accept it in full settlement of all possible Claims I might have or ever had, and because of my execution of this Release.

7.    Notwithstanding any other provision of this Release, I will retain any rights that I have pursuant to the Separation Agreement.
8.    I acknowledge that I have read this Release in its entirety, fully understand its meaning and am executing this Release voluntarily and of my own free will with full knowledge of its significance. I acknowledge and warrant that I have had the opportunity to consider for twenty-one (21) days the terms and provisions of this Release, although I may execute the Agreement and Release before the expiration of that period, and that I have been advised by the Company to consult with an attorney prior to executing this Release. I shall have the right to revoke this Release for a period of seven (7) days following my execution of this Release, by giving written notice of such revocation to the Company. I understand that if I revoke this Release, the Separation Agreement shall be null and void ab initio and of no further force or effect and in such event I shall immediately pay and return to the Company the amount I received pursuant to paragraph 3(a)(i) of the Separation Agreement. This Release shall not become effective until the eighth day following my execution of it (the “Effective Date”).
9.    The Company shall be entitled to have the provisions of this Release specifically enforced through injunctive relief, without having to prove the inadequacy of the available remedies at law, and without being required to post bond or security, it being acknowledged and agreed that such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Moreover, I understand and agree that if I breach any provisions of this Release, in addition to any other legal or equitable remedy the Company may have, I shall reimburse the Company for all its reasonable attorneys’ fees and costs incurred by it arising out of any such breach to the extent permitted by and as consistent with the law. The remedies set forth in this paragraph 9 shall not apply to any challenge to the validity of the waiver and Release of my rights under the ADEA. In the event I challenge the validity of the waiver and Release of my rights under the ADEA, then the Company’s right to attorneys’ fees and costs shall be governed by the provisions of the ADEA, so that the Company may recover such fees and costs if the lawsuit is brought by me in bad faith. Any such action permitted to the Company by this paragraph, however, shall not affect or impair any of my obligations under this Release, including without limitation, the Release of claims in paragraphs 1 through 3 hereof. I further agree that nothing herein shall preclude the Company from recovering attorneys’ fees, costs or any other remedies specifically authorized under applicable law.
10.    In the event that any one or more of the provisions of this Release is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Release is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

11.    Nothing herein shall be deemed to constitute an admission of wrongdoing by the Company or any member of the Group. Neither this Release nor any of its terms shall be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Release.
12.    The terms of this Release and all rights and obligations of the parties thereto, including its enforcement, shall be interpreted and governed by the laws of the State of Oregon, without regard to the choice of law provisions of Oregon law, to the extent such provisions require the application of the laws of any other jurisdiction.

Dated: June 24, 2015
MARGARET KIVINSKI

GENERAL RELEASE

1.    For and in consideration of the payments and other benefits provided in the Separation and Consulting Agreement, dated June 24, 2015 (the “Separation Agreement”), by and between Galena Biopharma, Inc. (the “Company”) and myself, and other good and valuable consideration, I, for and on behalf of myself and my heirs, administrators, executors, and assigns, effective the date hereof, do hereby fully and forever Release, remise and discharge the Company, its successors and assigns, and the direct and indirect parents, subsidiaries and affiliates of the Company, together with their respective officers, directors, partners, shareholders, members, managers, employees and agents (collectively, the “Group”), from any and all Claims (as defined below) which I had, may have had, or now have against the Company or any other member of the Group, for or by reason of any matter, cause or thing whatsoever, including any claim arising out of or attributable to my employment or the termination of my employment with the Company, including but not limited to Claims of retaliation, specifically including, but not limited to Claims arising from any complaints or disagreements with Company management, breach of contract, breach of the Employment Agreement, wrongful termination, unjust dismissal, defamation, libel or slander, or under any federal, state or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability or sexual preference. This Release includes, but is not limited to, all Claims arising under Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family Medical Leave Act, the Equal Pay Act, the ERISA, the Family and Medical Leave Act of 1993, the ADA, the Fair Labor Standards Act, and all other federal and Oregon and California state and local labor and anti-discrimination laws, the common law and any other purported restriction on an employer’s right to terminate the employment of employees. As used in this Release, the term “Claims” shall include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, attorneys’ fees, accounts, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise.
2.    I specifically release all Claims under the Age Discrimination in Employment Act (the “ADEA”) and Older Worker Benefit Protection Act relating to my employment and its termination.
3.    I understand and agree that this Release fully and finally releases and forever resolves the matters released and discharged in paragraph 1 and 2, including those which may be unknown, unanticipated and/or unsuspected, and hereby expressly waive all benefits under California Civil Code Section 1542, as well as under any other applicable state statutes or common law principles of similar effect, for the purpose of implementing a full and complete release. I expressly acknowledge that this Release is intended to include all Claims, including Claims, if any, which I do not know or suspect to exist in my favor and that this Release extinguishes those Claims to the extent that such benefits may contravene the release set forth in this paragraph 3. I acknowledge that I have read and understand California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
4.    This Release does not release any rights which as a matter of law cannot be waived, including but not limited to the rights or claims Kivinski may have arising under any workers’ compensation statute or to vested accrued benefits earned under an employee benefit plan maintained by the Company and governed by the Employee Retirement Income Security Act of 1974. Nor is this Release intended to limit Kivinski from filing a charge with, or participating in an investigation conducted by, the Equal Employment Opportunity Commission (“EEOC”) or similar state or federal agency; provided, however, that Kivinski expressly waives and relinquishes any rights Kivinski might have to recover monetary damages or other relief, whether equitable or legal, in any such proceeding concerning events or actions that arose on or before the date Kivinski signed this Agreement and Release and Kivinski agrees to notify any such agency that this Release constitutes a full and final settlement by Kivinski of all claims released hereunder.
5.    I represent that I have not transferred or assigned, or purported to transfer or assign, any Claims or filed or permitted to be filed against the Group, individually or collectively, any lawsuits, claims, arbitrations, or proceedings and I covenant and agree that I will not do so at any time hereafter with respect to the subject matter of this Release and Claims released pursuant to this Release (including, without limitation, any Claims relating to the termination of my employment), except as may be necessary to enforce this Release, to obtain benefits described in or granted under this Release, or to seek a determination of the validity of the waiver of my rights under the ADEA. Except as otherwise provided in the preceding sentence, I will not voluntarily participate in any judicial or other proceeding of any nature or description against any member of the Group that in any way involves the allegations and facts that I could have raised against any member of the Group as of the date hereof, except as provided by law.
6.    I am specifically agreeing to the terms of this Release because the Company has agreed to pay to me money and other benefits to which I am not otherwise entitled and has provided such other good and valuable consideration as specified in the Separation Agreement. The Company has agreed to provide this money and other benefits because of my agreement to accept it in full settlement of all possible Claims I might have or ever had, and because of my execution of this Release.
7.    Notwithstanding any other provision of this Release, I will retain any rights that I have pursuant to the Separation Agreement.

8.    I acknowledge that I have read this Release in its entirety, fully understand its meaning and am executing this Release voluntarily and of my own free will with full knowledge of its significance. I acknowledge and warrant that I have had the opportunity to consider for twenty-one (21) days the terms and provisions of this Release, although I may execute the Agreement and Release before the expiration of that period, and that I have been advised by the Company to consult with an attorney prior to executing this Release. I shall have the right to revoke this Release for a period of seven (7) days following my execution of this Release, by giving written notice of such revocation to the Company. I understand that if I revoke this Release, the Separation Agreement shall be null and void ab initio and of no further force or effect and in such event I shall immediately pay and return to the Company the amount I received pursuant to paragraph 3(a)(i) of the Separation Agreement. This Release shall not become effective until the eighth day following my execution of it (the “Effective Date”).
9.    The Company shall be entitled to have the provisions of this Release specifically enforced through injunctive relief, without having to prove the inadequacy of the available remedies at law, and without being required to post bond or security, it being acknowledged and agreed that such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Moreover, I understand and agree that if I breach any provisions of this Release, in addition to any other legal or equitable remedy the Company may have, I shall reimburse the Company for all its reasonable attorneys’ fees and costs incurred by it arising out of any such breach to the extent permitted by and as consistent with the law. The remedies set forth in this paragraph 9 shall not apply to any challenge to the validity of the waiver and Release of my rights under the ADEA. In the event I challenge the validity of the waiver and Release of my rights under the ADEA, then the Company’s right to attorneys’ fees and costs shall be governed by the provisions of the ADEA, so that the Company may recover such fees and costs if the lawsuit is brought by me in bad faith. Any such action permitted to the Company by this paragraph, however, shall not affect or impair any of my obligations under this Release, including without limitation, the Release of claims in paragraphs 1 through 3 hereof. I further agree that nothing herein shall preclude the Company from recovering attorneys’ fees, costs or any other remedies specifically authorized under applicable law.
10.    In the event that any one or more of the provisions of this Release is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Release is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.
11.    Nothing herein shall be deemed to constitute an admission of wrongdoing by the Company or any member of the Group. Neither this Release nor any of its terms shall be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Release.

12.    The terms of this Release and all rights and obligations of the parties thereto, including its enforcement, shall be interpreted and governed by the laws of the State of Oregon, without regard to the choice of law provisions of Oregon law, to the extent such provisions require the application of the laws of any other jurisdiction.

Dated: June 24, 2015	/s/ Margaret Kivinski
MARGARET KIVINSKI